As filed with the Securities and Exchange Commission on January 4, 1995

                                                   Registration No. 33-_____



                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                               ____________________
                                    FORM S-3
                         REGISTRATION STATEMENT UNDER THE
                              SECURITIES ACT OF 1933
                               ____________________
                             MORRISON RESTAURANTS INC.
            Exact name of registrant as specified in its charter)

           Delaware                                         63-0475239
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization                         Identification No.)

                              4721 Morrison Drive
                             Mobile, Alabama 36625
                                 (205) 344-3000
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             PFILIP G. HUNT, ESQ.
           Senior Vice President, General Counsel and Secretary
                          Morrison Restaurants Inc.
                             4721 Morrison Drive
                            Mobile, Alabama 36625
                               (205) 344-3000
                (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ____________________
                          Copies of Communications to:
     GABRIEL DUMITRESCU, ESQ.                  RICHARD A. TULLI, ESQ
Powell, Goldstein, Frazer & Murphy           Gardere & Wynne, L.L.P.
         Sixteenth Floor                          1601 Elm Street
    191 Peachtree Street, N.E.                      Suite 3000
     Atlanta, Georgia  30303                    Dallas, Texas 75201
       (404) 572-6600                             (214)999-4676

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

    ____________________
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

                                                       CALCULATION OF REGISTRATION FEE
Title of each class of securities                     Amount           Proposed maximum     Proposed maximum      Amount of
            to be                                      to be           offering price per   aggregate offering  registration
         registered                                 registered(1)           share(2)             price(2)         fee(2)


Common Stock, $.01 par value                      375,000 shares            $24.4375           $9,164,063        $3,161

Rights to purchase shares of Series A Junior
  Participating Preferred Stock(3)                375,000 rights               -                    -              -




(1) Because the number of securities to be issued to and subsequently resold by the Selling Shareholders in the stock purchase transaction described herein will be determined by reference to the closing price of such securities on the day before this Registration Statement becomes effective, the Registrant is registering the maximum number of securities that it estimates it will issue in connection with the transaction. The Registrant will deregister any securities not issued to the Selling Shareholders or file an amendment to this Registration Statement covering a reduced number of securities if the number of securities actually issued is less than the number registered hereby. See "Selling Shareholders."
(2) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Common Stock on December 27, 1994 as reported by the New York Stock Exchange.
(3) The Rights, which are attached to the shares of Common Stock being registered, will be issued for no additional consideration; no additional registration fee is required.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          MORRISON RESTAURANTS INC.

     Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K
           Between Registration Statement and Form of Prospectus

                      Registration Statement                           Prospectus Heading
                     Item Number and Caption                            or Subheading

 1.        Forepart of Registration Statement and Outside
           Front Cover Page of Prospectus .......................     Cover Page

 2.        Inside Front and Outside Back Cover Pages of               Inside Front and Outside
           Prospectus............................................     Back Cover Pages of
                                                                      Prospectus

 3.        Summary Information, Risk Factors and Ratio of             Inside Front Cover
           Earnings to Fixed Charges.............................     Page of Prospectus;
                                                                      The Company

 4.        Use of Proceeds.......................................     *

 5.        Determination of Offering Price.......................     *

 6.        Dilution..............................................     *

 7.        Selling Security Holders..............................     Selling Shareholders

 8.        Plan of Distribution..................................     Sale of the Shares

 9.        Description of Securities to be Registered............     *

10.        Interests of Named Experts and Counsel................     *

11.        Material Changes......................................     Recent Developments

12.        Incorporation of Certain Information by Reference.....     Incorporation of Certain
                                                                      Documents by Reference

13.        Disclosure of Commission Position on Indemnification
           for Securities Act Liabilities........................     *

_______________
* Not Applicable

P R O S P E C T U S
                                 375,000 Shares

                            Morrison Restaurants Inc.

                                  Common Stock

                              ____________________


     This Prospectus relates to 375,000 shares (the "Shares") of common stock, $.01 par value ("Common Stock"), of Morrison Restaurants Inc. (the "Company"). The Shares may be offered by certain shareholders of the Company (the "Selling Shareholders"), from time to time in transactions on the New York Stock Exchange, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Selling Shareholders" and "Sale of the Shares."

     The Shares will be acquired by the Selling Shareholders from the Company in connection with the Company's pending purchase of their shares of Tias, Inc. capital stock on the terms described in the section of this Prospectus entitled "Recent Developments." The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Sale of the Shares."

     None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the Shares being offered by the Selling Shareholders and to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

     The Common Stock is listed on the New York Stock Exchange. On December 27, 1994, the last reported sale price of the Common Stock of the Company reported on the New York Stock Exchange Composite
Tape was $24.625 per share.

       ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


       ____________________

      The date of this Prospectus is ________ ___, 199_
                   AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement"), of which this Prospectus forms a part, covering the common stock, $.01 par value, of the Company (the "Common Stock") to be sold pursuant to this offering. The right to purchase shares of the Company's Series A Junior Participating Preferred Stock (collectively, "Rights"), exercisable under certain circumstances, is attached to each share of Common Stock currently outstanding and each share of Common Stock to be sold pursuant to this offering. Any reference hereinafter made to Common Stock shall include such Rights.

     As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information, exhibits and undertakings can be inspected at and obtained from the Commission as set forth below. For additional information regarding the Company, the Common Stock and related matters and documents, reference is made to the Registration Statement and exhibits thereto.

     Certain documents previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference." Copies of any documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference therein, are available without charge to any person to whom a Prospectus is delivered upon request to the Corporate Secretary, Morrison Restaurants Inc., 4721 Morrison Drive, Mobile, Alabama 36625 (telephone: (205) 344-3000).

     The Company is subject to the informational and reporting requirements of the Exchange Act, and accordingly files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at certain regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Common Stock is listed on the New York Stock Exchange, Inc. ("NYSE"). Reports, proxy statements and other information concerning the Company can be inspected at the NYSE, 20 Broad Street, New York, New York 10005.


                                    -2-

                                THE COMPANY

     The Company is a diversified restaurant company with operations in two primary business groups: Ruby Tuesday Group (encompassing casual dining restaurants) and Morrison Group (encompassing retail cafeteria operations and the food contract management of health care cafeterias). Collectively, the Company operates 740 restaurants in more than 40 states.

     The Company was founded in Mobile, Alabama in 1920 and changed its state of incorporation from Florida to Delaware in 1987. Its principal executive offices are located at 4721 Morrison Drive, Mobile, Alabama 36625 (telephone (205) 344-3000).

                          RECENT DEVELOPMENTS


     The Company has agreed to purchase all of the issued and outstanding shares of Tias, Inc. capital stock held by the Selling Shareholders (the "Stock Purchase") for a purchase price of $9 million, to be paid in shares of Company Common Stock and, in the Company's discretion, cash as described below. The maximum number of Shares to be issued to the Selling Shareholders in the Stock Purchase will be calculated by dividing the $9 million purchase price by the closing price per share of the Common Stock on the trading day immediately preceding the closing date (the "Closing Date") of the Stock Purchase (the "Closing Price"). The Company may reduce the number of Shares to be issued to any or all of the Selling Shareholders and issue in lieu thereof cash in an amount equal to the difference between the $9 million purchase price (or portion thereof to which an individual Selling Shareholder is entitled as described under "Selling Shareholders" below) and the value of the Shares issued to the Selling Shareholder(s) (calculated by multiplying the number of Shares issued to the Selling Shareholder(s) by the Closing Price).

     The Company has also agreed to register, at its own expense, the Shares for resale by the Selling Shareholders and has therefore filed with the Commission the Registration Statement of which this Prospectus is a part. The 375,000 Shares being registered represent the maximum number of Shares that the Company estimates it will be required to issue in connection with the Stock Purchase.





                                    -3-
                           SELLING SHAREHOLDERS

     The following table sets forth (i) the name of each Selling Shareholder, (ii) the maximum number of shares of Common Stock to be owned beneficially by each Selling Shareholder prior to the offering and being offered hereby, and (iii) the percentage of the Company's outstanding shares of Common Stock as of the date of this Prospectus represented by the number of shares described in clause
(ii) above. Upon completion of the offering, assuming all of the Shares being offered hereby are sold and that no other changes in the Selling Shareholders' beneficial ownership occur prior to completion of this offering, none of the Selling Shareholders will beneficially own any shares of Common Stock of the Company.

     The number of Shares listed for each Selling Shareholder reflects the maximum number of Shares that the Company estimates such Selling Shareholder could receive as a result of the Stock Purchase. The actual number of Shares to be received by a Selling Shareholder will be determined by dividing the Selling Shareholder's pro rata portion of the aggregate purchase price (which is listed in the footnotes to the following table below) by the Closing Price and, if applicable, subtracting the number of Shares in lieu of which cash will be paid as described in "Recent Developments" above.

                                                   Shares Beneficially Owned
                                           Prior to Offering and Being Offered
                                                               Percentage of
                                                                Outstanding
Selling Shareholders *                        Number           Common Stock

Crosspoint Venture Partners, III             167,848                **
Larry Lavine                                 171,708                **
Jack Lavine                                    6,714                **
Robert E. Clements                             5,035                **
MMC/GATX Partnership I.                        4,225                **
Frank B. Sbordone, Jr.                        11,749                **
Thomas Koenigsberg                             3,357                **
John M. Hurley                                 1,679                **
John Jessup                                    1,007                **
William P. Schoenleb                             671                **
Sandra B. Wilson                                 671                **
Teresa L. Phillips                               336                **

     Total                                   375,000              1.1%

_______________


*        The Selling Shareholders are entitled to receive Company
         Common Stock representing the following pro rata portions of the $9 million purchase price:  Crosspoint Venture Partners,
         III:  $4,028,344 (approximately 44.8%); Larry Lavine:
         $4,120,996 (approximately 45.8%); Jack Lavine:
         $161,134 (approximately 1.8%); Robert E. Clements:
         $120,850 (approximately 1.3%); MMC/GATX Partnership I.:
         $101,389 (approximately 1.1%); Frank B. Sbordone, Jr.:
         $281,984 (approximately 3.1%); Thomas Koenigsberg: $80,557 (approximatly 0.9%); John M. Hurley: $40,283 (approximately 0.4%); John Jessup: $24,170 (approximately 0.3%); William P. Schoenleb:
         $16,113 (approximately 0.2%); Sandra B. Wilson:  $16,113
         (approximately 0.2%); and Teresa L. Phillips: $8,057 (approximately
         0.1%.

**       Represents less than 1% of the outstanding Common Stock.



                                    -4-

                            SALE OF THE SHARES

     The sale of the Shares by the Selling Shareholders may be effected from time to time in transactions on the New York Stock Exchange, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

     The Selling Shareholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The ownership by the Selling Shareholders of the Shares as shown under "Selling Shareholders" above does not necessarily cause the Selling Shareholders to be deemed to be "controlling persons" of the Company within the meaning of the Securities Act and any offer of the Shares for sale should not be construed as a recommendation by any Selling Shareholder of the merits of an investment in the Common Stock. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

                              LEGAL MATTERS

     A legal opinion to the effect that the Shares are legally issued, fully paid and nonassessable has been rendered by Powell, Goldstein, Frazer & Murphy, counsel to the Company.

                                EXPERTS

     The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report
(Form 10-K) as of June 4, 1994 and June 5, 1993 and for each of the years in the three-year period ended June 4, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference:
                                   -5-

          (1) The Company's Annual Report on Form 10-K for the year ended June 4, 1994 (Commission File No. 1-12454);

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended September 3, 1994 (Commission File No. 1-12454)

          (3) The Company's Current Report on Form 8-K dated July 27, 1994, as amended on January 3, 1995.

          (4) The Company's Current Report on Form 8-K dated August 23, 1994, as amended on January 3, 1995; and

          (5)  The description of the Company's Common Stock
     (including the Rights to purchase Series A Participating Junior Preferred Stock) contained in the Company's Registration
     Statements filed pursuant to Section 12 of the Exchange Act on Form 8-A, as amended (Commission File No. 1-12454).

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in this paragraph.


NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
         _________________________________________







                                  -6-

                           TABLE OF CONTENTS


Available Information..........................   2

The Company....................................   3

Recent Developments............................   3

Selling Shareholders...........................   4

Sale of the Shares.............................   5

Legal Matters..................................   5

Experts........................................   5

Incorporation of Certain Documents by
 Reference.....................................   5

































                                    -7-

                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS
Item 1.  Other Expenses of Issuance and Distribution.

Registration fee to the Securities
  and Exchange Commission..........................      $ 3,161
Accounting fees and expenses.......................        2,500
Legal fees and expenses............................        5,000
Miscellaneous expenses.............................          667
           Total...................................      $11,328

     The foregoing items, except for the SEC registration fee, are estimated. The Registrant has agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the Shares.

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against actual and reasonable expenses, judgments, fines and amounts paid in settlement if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, if they have no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against actual and reasonable expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation. Indemnification is required for expenses incurred by a director or officer who is successful on the merits or otherwise in the proceeding in question. This statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     The Registrant's Certificate of Incorporation generally provides that the Registrant may indemnify a person who is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, except as prohibited by law.

     The Registrant maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.


                                    -8-

Item 16.  Exhibits.
Exhibit No.        Description

4                  Rights Agreement.  (Incorporated by reference to
                   Exhibit 4.1 to the Registrant's Quarterly Report on
                   Form 10-Q for the fiscal quarter ended February 28, 1987.)

5 Opinion of Powell, Goldstein, Frazer & Murphy as to the legality of the securities being registered.

23(a)              Consent of Ernst & Young LLP.


23(b) The consent of Powell, Goldstein, Frazer & Murphy is contained in its opinion filed as Exhibit 5 hereto.

24 Power of Attorney (see signature page to this Registration Statement).

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i)    To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (1)(i) and
(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.



                                    -9-
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, on December 30, 1994.

                                    MORRISON RESTAURANTS INC.


                                    By:   /s/ Samuel E. Beall, III

                                          Samuel E. Beall, III
                                          Chief Executive Officer



















                                    -10-
                            POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints J. RUSSELL MOTHERSHED and PFILIP G. HUNT, and each of them as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                             Title                          Date

/s/ E.E. Bishop             Chairman of the Board and       December 30, 1994
E. E. Bishop                Director

/s/ Samuel E. Beall, III    President and Chief Executive   December 30, 1994
Samuel E. Beall, III        Officer (Principal Executive
                            Officer) and Director

/s/ J. Russell Mothershed   Senior Vice President, Finance  December 30, 1994
J. Russell Mothershed       (Principal Financial and
                            Accounting Officer)

/s/ Arthur R. Outlaw        Vice-Chairman of the Board      December 30, 1994
Arthur R. Outlaw            and Director

                            Director
John B. McKinnon

                            Director
Dr. Donald Ratajczak

                            Director
Claire L. Arnold

                            Director
Dr. Benjamin F. Payton

/s/ Wallace R. Bunn         Director                        December 28, 1994
Wallace R. Bunn

/s/ Dolph W. Von Arx        Director                        December 28, 1994
Dolph W. Von Arx


                                  -11-

                                 EXHIBIT INDEX

Exhibit
Number      Description                                                 Page No.

4           Rights Agreement.  (Incorporated by reference to Exhibit      N/A
            4.1 to the Registrant's Quarterly Report on Form 10-Q for
            the fiscal quarter ended February 28, 1987.)


5           Opinion of Powell, Goldstein, Frazer & Murphy as to
            the legality of the securities being registered.               13


23(a)       Consent of Ernst & Young LLP.                                  14

23(b)       The consent of Powell, Goldstein, Frazer & Murphy
            is contained in its opinion filed as Exhibit 5 hereto.         13

24          Power of Attorney (see signature page to this
            Registration Statement).                                       11







































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